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                                                                    EXHIBIT 21-1


                         SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY                                               STATE OF INCORPORATION

New Jersey Natural Gas Company                                New Jersey

NJR Energy Services Corp.                                     New Jersey
  Subsidiaries:
       New Jersey Natural Energy Company                      New Jersey
       NJR Power Services Corporation                         New Jersey
       NJR Energy Corp.                                       New Jersey
          Subsidiaries:
             New Jersey Natural Resources Company             New Jersey
             NJNR Pipeline Company                            New Jersey
             NJR Storage Corporation                          Delaware
             Natural Resources Compressor Company             New Jersey
             NJRE Operating Company                           Oklahoma

NJR Development Corp.                                         New Jersey
   Subsidiaries:
       Commercial Realty & Resources Corp.                    New Jersey
       NJR Computer Technologies, Inc.                        New Jersey
       Paradigm Power, Inc.                                   New Jersey
          Subsidiaries:
             Lighthouse One, Inc.                             New York
             Lighthouse II, Inc.                              Delaware